UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 25, 2005

(Date of earliest event reported)

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 25, 2005, Tech Data Corporation issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing its financial results for its second quarter ended July 31, 2005. The information in this Form 8-K, including the exhibit noted in Item 9.01, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated With Exit or Disposal Activities.

In May 2005, the Company announced a formal restructuring program to better align the EMEA operating cost structure with the current business environment. In connection with this restructuring program, the Company will record charges for workforce reductions and the optimization of facilities and systems.

Through July 31, 2005, the Company has incurred approximately $19.3 million related to the EMEA restructuring program, comprised of approximately $10.6 million related to workforce reductions and approximately $8.7 million for facility consolidations and the write-off of fixed assets. These actions are expected to result in annualized savings of approximately the same amount. As of July 31, 2005, approximately $15.4 million of these costs are included in the Company’s Consolidated Balance Sheet in “Accrued Expenses and Other Liabilities”. Total charges associated with the EMEA restructuring program are estimated to be in the range of $40 million to $50 million, comprised of $24 million to $30 million related to workforce reductions and $16 million to $20 million related to the optimization of facilities and systems. The remaining charges are expected to be incurred over the next four to five quarters and all U.S. dollar amounts are approximated using an exchange rate of .8333 U.S. dollars to one euro. Initiatives related to the EMEA restructuring program are targeted to generate annualized savings in the same range of the estimated charges. Although the Company believes its estimates are appropriate and reasonable based upon available information, actual results could differ from these estimates. An amendment to this Report on Form 8-K will be filed if the final costs differ materially from these amounts.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	August 25, 2005 Press Release by Tech Data Corporation (The information provided in this Exhibit 99.1 is furnished and shall not be deemed “filed”.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

August 25, 2005	/s/ JEFFERY P. HOWELLS
Jeffery P. Howells
Executive Vice President &
Chief Financial Officer
Tech Data Corporation